UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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SHINER INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Shiner International (NASDAQ: BEST) is an emerging global developer and manufacturer of anti-counterfeit and flexible packaging products, supplying to a wide range of multi-national customers.  With more than a decade of experience, Shiner is the largest producer of anti-counterfeit film and coated film in China and holds 15 Chinese product and technology process patents, along with meeting all U.S. Food and Drug Administration (FDA) and European Union safety requirements for food packaging.  The Company’s products — anti-counterfeit film, coated packaging film, shrink-wrap film, common packaging film and color-printed packaging materials — ensure the authenticity, safety and quality of consumer goods such as food and beverages, tobacco, CD/DVDs and other branded items.

Shiner is also on the forefront of the research, development and manufacturing of innovative anti-counterfeiting technologies.  As a key player in the fight against global product piracy, Shiner’s unique holographic-based anti-counterfeiting film cannot be duplicated or re-used, providing manufacturers with a high level of packaging integrity.  Shiner’s two product manufacturing facilities in Haikou and Zhuhai, China are ISO 9001:2000 certified and serve customers throughout the Chinese mainland, Asia, Africa, Australia, North America, the Middle East, Europe and elsewhere.

Dear Shiner International Shareholders,

When I last wrote to you, fiscal 2008 had been a year of extraordinary achievement for Shiner. We completed our Nasdaq listing and from operations generated record revenue and net income.  However, the economic recession gained momentum in 2008 and presented Shiner with several challenges.   Our team responded to these challenges and in 2009 implemented a transition strategy to prepare Shiner for the impending new Chinese Food Safety Law (FSL), which was enacted in June 2009.

During 2009, Shiner’s management team conducted a comprehensive review of its operations.  Shiner discovered that to maintain its leadership position and to compete in the post-FSL world, it had to change its production processes. The packaging industry requirements for the food industry mandate the use of non-benzene based products. In an effort to be environmentally friendly and to improve work conditions in our factory, Shiner proactively switched to non-benzene based ink products. This change also positively contributed to our compliance with the FSL, as our food packaging and our non- food packaging operations are conducted in the same facility. This decision did not come easily or without a cost. The removal of benzene from the production process meant that all existing customers would have to accept a price increase. Our largest customer refused and we terminated a five year relationship.

 The operational review also highlighted the opportunity for Shiner to improve its production efficiencies through the realignment of its operations. During 2009, our subsidiary, Hainan Shiner Industrial Co., Ltd., absorbed two of our other operating subsidiaries, Hainan Shiny-day Color Printing Packaging Co., Ltd. and Hainan Modern Hi-Tech Industrial Co. Ltd. The consolidation streamlined our manufacturing processes, reduced headcount and management overhead, and took advantage of favorable tax treatment. This consolidation allowed Shiner to maintain its position as a low cost producer of flexible packaging.

The recession continued to negatively impact our business. For fiscal year 2009, revenues for the year ended December 31, 2009 decreased 33.1%, or $17.1 million, to $34.5 million compared to $51.6 million in 2008. For fiscal 2009, Shiner had a net loss on a generally accepted accounting principles (GAAP) basis of $0.1 million compared to fiscal 2008 GAAP net income of $4.9 million. Shiner generated $6.7 million in cash flows from operations for the year ended December 31, 2009 compared to $2.5 million for the year ended December 31, 2008.   As of December 31, 2009, we had working capital of $11.5 million, a decrease of $4.6 million from December 31, 2008.

Fiscal 2009: Key Financial Results
• Total revenues of $34.5 million compared to 2008 total revenues of $51.6 million, a decrease of 33.1%.
• A net loss of $0.1 million compared to 2008 net income of $4.9 million.
• Cash flow from operations increased 171% to $6.7 million in 2009, compared to $2.5 million in fiscal 2008.
• International coated film revenue increased 3% to $4.6 million, compared to $4.5 million in 2008.

Our BOPP tobacco revenue decreased 24%, or $ 4.3 million, to $13.8 million compared to $18.1 million in fiscal 2008. This was primarily to due to a 26% decrease in volume and tobacco film prices increased 2%.  As tobacco remains one of the state-controlled industries in the People’s Republic of China (PRC), all of our domestic BOPP tobacco film sales are made to provincial cigarette manufacturers who can buy only from pre-approved domestic manufacturers. We currently sell our BOPP tobacco film to 28 of the 32 provincial cigarette manufacturers. On May 1, 2009, the central Chinese government raised the consumption tax on cigarettes in an effort to curb smoking and to increase state revenues. The consumption tax was raised by between 6% and 11% and is based on the sales price of the cigarettes.  This tax hike, together with a new 5% tax on cigarette wholesalers, which became effective on May 1, 2009, temporarily impacted Shiner’s production volumes sold to state owned tobacco manufacturers.

Shiner’s anti-counterfeit film revenue was $7.8 million for 2009, a decrease of 26%, when compared to $10.5 million in 2008.  This decline was primarily due to a 49% drop in domestic revenue caused by a 20% decrease in volume and a 31% decrease in anti-counterfeit film prices. A majority of our customers are brand name producers seeking to protect copyrights and reduce the occurrence of pirated products. We have worked closely with Vietnam Tobacco Imports and Exports Company over the last 6 years. Based on our work with Vietnam Tobacco Imports our anti-counterfeit product reduced product piracy and increased tobacco sales by 220% as a direct result of consumer branding and awareness. It is our intention to educate our domestic tobacco manufacturers on the benefits of incorporating Shiner’s anti-counterfeit technology to increase sales through product branding and customer awareness.

Shiner’s coated film business had revenues in 2009 of $10.2 million compared to $ 13.1 million in 2008, a 22% decrease.  Currently, domestic coated film prices are lower than international pricing. We expect that through customer education the domestic price will increase as the coated film market matures. At the present time, the domestic market is estimated to be 8,000 tons of which Shiner is the market leader. The coated film market in the United States and Europe is estimated to be 150,000 and 75,000 tons, respectively.   Shiner was appointed a “Standards Creator” in Coated Film by the Standardization Administration of the People’s Republic of China.  As such, Shiner has been working closely with various government agencies to assist the regulatory authorities in drafting new packaging guidelines that that will help insure a safe food supply as outlined in the FSL. It is our belief that large domestic Chinese food manufacturers will utilize coated film packaging to meet the requirements detailed in the FSL.  With the implementation of the FSL in June 2009, Shiner expects significant market growth in the future.

Marketing and Sales

In 2009, Shiner added two distributers and two converters. We now have indirect representatives covering the United Kingdom, Italy, Switzerland, Germany, New Zealand, and South East Asia. Our two new converters are in Canada and the United States.  Domestically, Shiner offers one-stop shopping to its customers through a comprehensive product portfolio coupled with superior service and support.

Technology

To maintain a competitive advantage in the marketplace and keep pace with current developments, we engage in continuous research and development. We take great pride in our research ability both in the production line and in the finished product. The director of our research department has over 15 years of working experience in the industry. In addition to in-house research and development, we have sponsored several projects with research institutions and universities in the PRC  for which we retain all proprietary rights for the research funded by us. We also have a formal agreement with China’s Science & Technology University through 2010 for which we have proprietary rights to all findings based upon dedicated research conducted on our behalf. We also have informal alliances with Fudan University in Shanghai, Sun Yat Sen University (Zhong Shan) in Guangzhou, and Tsinghua University in Beijing.

Outlook

For 2010 our objectives are simple: 1). grow our international business, 2). improve our financial performance through continued improvements in our operational efficiencies, 3). broaden the scope of our research and development, and 4). focus our domestic sales effort to capitalize on the newly implemented FSL.

International Business

It is our goal to grow our international business. Our objective is to diversify our business by having international business reach fifty percent of our revenues.  Our expectation is that it could take several years to accomplish this objective. Given the mature nature of the international markets, price and delivery times are important decision factors. Shiner’s flexible manufacturing scheduling and our cost advantage coupled with our superior customer service and breath of product line are a competitive advantage that can be exploited against international competitors in meeting the diverse requirements of our existing and future international customers.

Improved Financial Performance

Shiner is constantly striving for operational improvements and “best practices” to enhance shareholder value.  With the completion of our new Hainan facility, management will focus on domestic production issues with an emphasis on working with raw material suppliers to deliver a consistent high quality product. Improving Shiner’s raw material inputs will increase production yields, produce longer run times, and lower unit costs.

Research and Development

With our increased attention to expanding international sales, our research and development (R&D) efforts must be reinforced. We will continue to increase our expenditures on our internal R&D activities. It is our intent to expand our university collaborations to include the United States and European institutions that excel in polymer research. Lastly, we will explore leveraging our R&D effort by building upstream relationships, which reinforces our technology leadership position and expands our product portfolio.

Coated Films and the FSL

The Chinese government’s adoption of the FSL in June 2009 has created, in our view, a tremendous growth opportunity. China’s coated film market is 5% of the size of the United States market and 11% of the size of the European market. Given the demographics of the Chinese population, the continued development of middle class in China, and China’s above average GDP growth, Shiner estimates that the coated film market could double every year for the next decade and when the market reaches maturity it could be twice as large as the U.S. market of 150,000 tons.  To exploit this expected growth, as the market leader, Shiner will have to educate its current and prospective customers on the value and  benefits of coated films, and the ability of Shiner’s coated films to meet the standards outlined in the FSL, which will demonstrate Shiner’s expertise on FSL. Consumers must be made aware of the safety benefits of using food products wrapped in coated film. This educational process will increase sales to Shiner, but will also educate consumers so that they will demand that food manufacturers utilize this technology. The end result will be higher unit pricing than is currently realized by Shiner. It is my mission to enable Shiner to enhance its leadership position in this rapidly growing market.

With the gradual recovery of the global economy more opportunities and challenges will emerge in the Chinese market, which has enormous potential. In the coming year, we will aim to grasp every opportunity that fits into our strategic vision. The Board of Directors wish to thank all of our shareholders for your support and our management team and staff for their dedication and contribution made over the past difficult year. We will adhere to our commitment of maintaining our competitive spirit and striving to maximize value for our shareholders.

Very truly yours,

Yuet Ying
Chairman of the Board of Directors

All statements in this letter that are not historical are forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, which can be identified by the use of forward-looking terminology, such as “estimates,” “projects,” “plans,” “believes,” “expects,” “anticipates,” “intends,” or the negative thereof or other variations thereon, or by discussions of strategy that involve risks and uncertainties.  You are cautioned not to place undue reliance on any forward-looking statements in this letter as they reflect our  current expectations or predictions  with respect to future events and are subject to risks and uncertainties that may cause the  actual results for Shiner to differ materially from those contemplated. Potential risks and uncertainties include, but are not limited to, economic, competitive, regulatory, technological, key employee, and general business developments affecting our operations, markets, growth, services, products, and licenses, and the risks described in Shiner's filings with the Securities and Exchange Commission. The statements in this letter are made as of the date hereof, even if subsequently made available by Shiner on its website or otherwise.  Shiner does not undertake to update or revise these statements to reflect events or circumstances occurring after the date of this letter.

Company Information

Executive Officers
Mr. Qingtao Xing
President and Chief Executive Officer

Mr. Jian Fu
Director and Executive Vice President of Manufacturing

Mr. Jeffrey T. Roney
Chief Financial Officer

Mr. Mingbiao Li
Vice President

Mr. Tan Li
Chief Technical Officer

Board of Directors
Mr. Yuet Ying
Chairman of the Board of Directors

Mr. Jian Fu
Director and Executive Vice President of Manufacturing

Mr. Arnold Staloff
Director and Chairman of the Audit Committee
Director, AgFeed Industries, Inc.
Director and Chairman of the Audit Committee, SmartHeat Inc.
Director and Chairman of the Audit Committee, Deer Consumer Product, Inc.
Director, Gigapix Studios, Inc.

Mr. Marshall Cogan
Director and Chairman of the Compensation Committee
Trustee of New York University Hospital, Boston Latin School and the Israel Museum
Member of various committees with Harvard University
Director of the American Friends of Israel Museum
Director of Ener1 Inc.
Director of Motor Sport Country Club Racing

Mr. Brian G. Cunat
Director and Chairman of the Nominating Committee
President of Cunat, Inc.
Vice Chairman of Golden Eagle Bank
International Trustee for the Kiwanis International Foundation

Company Headquarters
19th Floor, Didu Building, Pearl River Plaza
No. 2 North Longkun Road
Haikou City, Hainan Province
China 570125

Common Stock Listing
NASDAQ Capital Market
(Symbol: BEST)

Transfer Agent
StockTrans, Inc.
44 West Lancaster Ave
Ardmore, PA 19003
Telephone: 610-649-7300

Independent Accountants
Goldman Parks Kurland Mohidin LLP
Encino, California

Stockholder Information
Our Annual Report on Form 10-K filed with the Securities and Exchange Commission will be provided free of charge to any shareholder upon written request, and is available at the Shiner International, Inc. website www.shinerinc.com by clicking on the SEC Filings link in the Investors section.

For more information, please contact us via our website at www.shinerinc.com.

Dear Shareholders:

We are very pleased to invite you to attend the 2010 annual meeting of shareholders of Shiner International, Inc., a Nevada corporation, to be held at the Harvard Club of New York City, located on 35 West 44th Street, New York, New York 10036, on Thursday, June 24, 2010 at 10:30 a.m. Eastern Time.

Details of the business to be conducted at the meeting are given in the attached notice of annual meeting and proxy statement.

Your vote is important, regardless of the number of shares you own and regardless of whether you plan to attend the annual meeting. We encourage you to read the enclosed proxy statement carefully and to vote by proxy as promptly as possible because a failure to do so could cause a delay in the annual meeting and additional expense to Shiner. You may vote by mail or by Internet in advance of the meeting.  This will not prevent you from voting in person, but it will assure that your vote will be counted if you are unable to attend the annual meeting. If you do decide to attend the annual meeting and feel for whatever reason that you want to change your vote at that time, you will be able to do so.

Thank you for your cooperation and your support and interest in Shiner International, Inc.

Yuet Ying	Qingtao Xing
Chairman of the Board of Directors	President and Chief Executive Officer

SHINER INTERNATIONAL, INC.
19/F, Didu Building, Pearl River Plaza
No. 2 North Longkun Road
Haikou, Hainan Province, China 570125

NOTICE OF ANNUAL MEETING

To be held on June 24, 2010

The 2010 annual meeting of shareholders of Shiner International, Inc., a Nevada corporation, will be held at the Harvard Club of New York City, located on 35 West 44th Street, New York, New York 10036, on Thursday, June 24, 2010 at 10:30 a.m. Eastern Time, and at any adjournments thereof, for the following purposes:

1.	to elect the five (5) director nominees of our Board of Directors, each to serve until our 2011 annual meeting of shareholders, or such later time as their successors may be elected and are qualified;

2.	to ratify the appointment of Goldman Parks Kurland Mohidin LLP as our independent registered public accounting firm for the year ending December 31, 2010; and

3.	to transact such other business as may properly come before the meeting or any adjournment thereof.

A proxy statement describing the matters to be considered at the annual meeting is attached to this notice. Only shareholders of record of at the close of business on April 26, 2010 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.

We hope that you will be able to attend the meeting. Whether or not you plan to be present at the meeting, we urge you to vote your shares promptly. You can vote your shares in advance of the meeting in two ways:

•	via the Internet at the website indicated on your proxy card; or

•	by returning the enclosed proxy card.

By Order of the Board of Directors,

Feng Zou
Corporate Secretary

Haikou, Hainan Province, China
April 30, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL
MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 24, 2010

Shiner's notice of annual meeting, proxy statement, proxy card and annual report on Form 10-K for the year ended December 31, 2009 are also available to you on the Internet at www.shinerinc.com/annualmeeting.html.

SHINER INTERNATIONAL, INC.
19/F, Didu Building, Pearl River Plaza
No. 2 North Longkun Road
Haikou, Hainan Province, China 570125

PROXY STATEMENT

2010 Annual Meeting of Shareholders

June 24, 2010

The Board of Directors of Shiner International, Inc. (“Shiner” or the “Company”) is soliciting proxies for use at the annual meeting of shareholders to be held at the Harvard Club of New York City, located on 35 West 44th Street, New York, New York 10036, on Thursday, June 24, 2010 at 10:30 a.m. Eastern Time, and at any adjournments thereof.  The attached notice of annual meeting, this proxy statement, the enclosed proxy card, and our annual report on Form 10-K for the year ended December 31, 2009 (which is not part of the proxy soliciting materials) are being sent to all holders of record of our common stock as of April 26, 2010, who are entitled to receive such materials and vote.

Frequently Asked Questions About the Annual Meeting

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by our Board of Directors of proxies to be voted at our 2010 annual meeting of shareholders and at any adjournment or postponement.

You are invited to attend the annual meeting. It takes place on June 24, 2010, beginning at 10:30 a.m., Eastern Time, at the Harvard Club of New York City, located on 35 West 44th Street, New York, New York 10036.  See the inside back cover of this proxy statement for directions.

Shareholders will be admitted to the annual meeting beginning at 10:00 a.m., Eastern Time.  Light refreshments will be served at that time.

Do I need to present identification to attend the annual meeting?

Yes.  You will need to present valid personal identification (i.e., a current driver's license or valid passport) and proof of stock ownership to be admitted to attend the annual meeting. If you plan to attend the annual meeting, please vote your proxy but bring the notice of annual meeting attached to this proxy statement or a bank or brokerage account statement showing your Shiner stock ownership with you to the annual meeting.

What will be voted on at the annual meeting?

We are aware of two items to be voted on by shareholders at the annual meeting:

•	Election of five director nominees of the Board of Directors (Proposal One): Yuet Ying, Jian Fu, Brian G. Cunat, Arnold Staloff and Marshall Cogan; and

•	Ratification of Appointment of Independent Registered Public Accounting Firm (Proposal Two): Goldman Parks Kurland Mohidin LLP

Does Shiner have a recommendation on voting?

Yes. The Board of Directors recommends that you vote “FOR” each of the proposals set forth in this proxy statement.

Who is entitled to vote at the annual meeting?

Holders of record of our common stock at the close of business on April 26, 2010 are eligible to vote at the annual meeting. On the record date, there were 24,588,155 shares of our common stock outstanding.

What shares can I vote?

You may vote all shares of common stock owned by you as of April 26, 2010. This includes all shares you hold directly as the record holder and all shares you hold indirectly as the beneficial owner.

How many votes will I have?

Holders of our common stock will have one vote for each share held of record on April 26, 2010.

What is the difference between record ownership and beneficial ownership?

Most shareholders own their shares through a stockbroker or other nominee rather than directly in their own names. There are some differences in how to vote, depending on how you hold your shares.

You are the record owner of shares if those shares are registered directly in your name with our transfer agent. If you are a record owner, these proxy materials are being sent to you directly from our transfer agent, StockTrans, Inc.

You are the beneficial owner of shares if you hold those shares in “street name” through a broker, bank or other holder of record. If you are a beneficial owner, these proxy materials are being sent to you through your broker, bank or other holder of record, together with a voting instruction card.

How do I vote?

You may vote on all matters that come before the meeting using any of the following methods:

•      By Mail

Be sure to complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope. If you are a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors.

•      On the Internet

The Internet voting procedures established by Shiner for shareholders of record are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that those instructions have been properly recorded.  Internet voting facilities for shareholders of record will be available 24 hours a day, and will close at 11:59 p.m. Eastern Time on June 23, 2010.

The website for Internet voting is www.votestock.com. Please have your proxy card handy when you go online. Easy to follow prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote on the Internet, you also can request electronic delivery of future proxy materials.  If you vote on the Internet, you do not have to return your proxy card.

The availability of Internet or telephone voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive. If your broker, bank or other holder of record permits you to vote by telephone or on the Internet, you do not have to return your proxy card or voting instruction card.

•      In person at the annual meeting

All shareholders may vote in person at the annual meeting. You may also be represented by another person at the annual meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspector of election with your ballot to be able to vote at the annual meeting. Your vote is important. You can save us the expense of a second mailing by voting promptly.

What can I do if I change my mind after I vote my shares?

If you are a shareholder of record, you can revoke your proxy before it is exercised by:

•	written notice to our Corporate Secretary;

•	timely delivery of a valid, later-dated proxy or a later-dated vote on the Internet; or

•	voting by ballot at the annual meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker, bank or other holder of record. You may also vote in person at the annual meeting if you obtain a legal proxy as described in the answer to the previous question.

All votes that have been properly cast and not revoked will be voted at the annual meeting.

What vote is required to approve each proposal?

•
Election of five directors (Proposal One).   The five nominees for director receiving the highest number of affirmative votes cast in person or by proxy at the annual meeting will be elected. If you mark your proxy so as to withhold your vote for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee.

•
Ratification of Appointment of Independent Registered Public Accounting (Proposal Two).  The affirmative vote of a majority of the votes cast on Proposal Two is required to ratify the appointment of Goldman Parks Kurland Mohidin LLP as our independent registered public accounting firm for the year ending December 31, 2010.  If you mark your proxy so as to abstain from voting on this matter, your vote will not count either “for” or “against” this proposal.

In order to have a valid shareholder vote, a shareholder quorum must exist at the annual meeting.  A quorum will exist when shareholders holding a majority of the issued and outstanding shares of our common stock are present at the meeting, either in person or by proxy.  Proxies received but marked as abstentions and “broker non-votes” will be counted as present for purposes of determining whether a quorum exists for the annual meeting.  Abstentions and broker non-votes on a proposal will not be considered votes cast on that proposal and, therefore, will not be counted for purposes of determining the outcome of a proposal.  Broker non-votes occur when brokers or nominees have not received instructions from beneficial owners or persons entitled to vote and the brokers or nominees do not have discretionary voting power under the applicable rules of the stock exchange or other self regulatory organization of which they are members. Unlike previous years, brokers holding shares beneficially owned by their clients will no longer have the ability to cast votes with respect to the election of director nominees unless they have received instructions from the beneficial owner of the shares.  If your shares are held by a broker, it is important that you provide instructions to your broker so your vote is counted in the election of directors.   Proposal Two is the only matter for which brokers or nominees have discretionary voting power.

How will my proxy be voted?

Shares represented by a properly executed and returned proxy will be voted at the meeting in accordance with the directions noted on the proxy card. If you sign and return the proxy card but do not make specific choices, the proxy holders named in the proxy card will vote your shares “FOR” the election of all nominees for director recommended by the board and listed on the proxy card and “FOR” Proposal Two. Qingtao Xing, our Chief Executive Officer and President, Jeffrey T. Roney, our Chief Financial Officer, and Feng Zou, our Corporate Secretary, have each agreed to act as proxy holders.

Who counts the votes cast at the annual meeting?

Our inspector of election will tabulate votes at the annual meeting. The inspector of election’s duties include determining the number of shares represented at the meeting and entitled to vote, determining the qualification of voters, conducting and accepting the votes, and, when the voting is completed, ascertaining and reporting the number of shares voted, or withheld from voting with respect to the election of the five director nominees of our Board of Directors and voted for, against or abstaining from voting, with respect to Proposal Two.

Can I receive materials relating to annual shareholder meetings electronically?

To assist Shiner in reducing costs related to the annual meeting, shareholders who vote via the Internet may consent to electronic delivery of mailings related to future annual shareholder meetings. We also make our proxy statements and annual reports available online and may eliminate mailing hard copies of these documents to those shareholders who consent in advance to electronic distribution. If you hold shares in your own name and you are voting via the Internet, you may consent online when you vote. If you hold shares through an intermediary, such as a bank or broker, please refer to the information provided by your bank or broker for instructions on how to consent to electronic distribution.

INFORMATION ABOUT OUR BOARD OF DIRECTORS

The size of our Board of Directors has been set at five directors by action of the Board of Directors.  Set forth below are the names, ages as of April 26, 2010, principal occupations, and length of service of each of the members of our Board of Directors.  In addition, we briefly describe the particular experience, qualifications, attributes or skills that led our Board of Directors to conclude that the person should serve as a director of Shiner.

Yuet Ying	56
Mr. Ying has served as Chairman of our Board of Directors since July 2007. Prior to that, Mr. Ying served as chairman and a director of Sino Palace Holdings Limited, Shiner’s predecessor, from January 2004 to July 2007. He served as chairman of Hainan Modern Technology Group from 1996 to December 2003. Mr. Ying holds a Bachelor’s Degree in Management from the Institute of the CPC Party School and an Advanced certificate of M.B.A. studies from Renmin People’s University.  Mr. Ying is the father-in-law of Qingtao Xing, the President and Chief Executive Officer of Shiner.  Mr. Ying’s history of leadership experience in the technology industry and his business education were significant to the decision to nominate him and remain important in his role as Chairman.

Jian Fu	45
Mr. Fu joined our Board of Directors in July 2007.  He currently serves as Shiner’s Executive Vice President of Manufacturing. From July 2007 until February 2010, he served as our Chief Executive Officer. Prior to that, Mr. Fu served as chief executive officer and a director of Sino Palace Holdings Limited, Shiner’s predecessor, from January 2004 to July 2007. He worked at Hainan Plastic Industrial Co., Ltd. as Vice Chairman of the Hainan Modern Technology Group from 1998 to December 2003 and as General Manager from 1985 to 1997. Mr. Fu holds a undergraduate degree in Plastic Engineering Technique from South China Institute of Technology and an Advanced Certificate of M.B.A. studies from Renmin University.  Mr. Fu’s engineering experience and technological acumen, along with his knowledge of Shiner’s operations and previous executive experience, are attributes we value in our directors.

Brian G. Cunat	53
Mr. Cunat joined our Board of Directors in November 2007.  He has served as the president of Cunat, Inc., a land development, construction and property management firm since 1976. Since October 2007, he also has served as chairman of Golden Eagle Community Bank, a full service bank that he founded. From 1996 to November 2005, he was the vice chairman of the board for Illinois State Bank, a bank that he founded in 1996. From 1993 to March 2004, Mr. Cunat was president of Royal Japan Corporation, a real estate development and property management firm based in Japan.  Mr. Cunat has been active on many charitable and community organizations, including Kiwanis International President, Family Services and Community Mental Health, Home Builders Association, and Chicagoland Apartment Association. In 1997, he received the Entrepreneur of the Year Award from Ernst & Young.  The financial acumen that Mr. Cunat obtained through his banking and real estate experience, along with his independence, were attributes that were important to his nomination and to his service on Shiner’s Audit Committee.

Marshall Cogan	71
Mr. Cogan joined our Board of Directors in June 2009. Mr. Cogan, has been a member of the board of directors of Ener1 Inc., a Nasdaq listed fuel cell, soloar cell, and lithium technology company, since 2006 and served as strategic advisor to Ener1 Group, Inc., a private equity firm, during 2006.  For the last five years, Mr. Cogan has been a private equity investor. Mr. Cogan served as a partner of Cogan, Berlind, Weill & Levitt from 1965 to 1971 and vice chairman of Hayden Stone, Inc., predecessor to Shearson-Lehman/American Express, from 1971 to 1973.  Since July 2004, he has been chairman and a director of Greystone Logistics, a public company that manufactures and leases plastic pallets.  Since 1986, Mr. Cogan has been a member of the board of trustees for N.Y.U. Medical Center and a trustee of the Museum of Modern Art.  Previously, Mr. Cogan founded and was chairman of Foamex International, a flexible polyurethane foam manufacturing company, and was a director and chairman of Sheller Globe, a manufacturer of steering wheels and related automotive components. He founded and was chairman of United Auto Group, and was chairman of Knoll International and the '21' Club.  Mr. Cogan received his B.A. and M.B.A. from Harvard University. Mr. Cogan has over 50 years of executive experience at a number of organizations, including a number in manufacturing.  This experience along with Mr. Cogan’s familiarity with the strategic capital raising alternatives were relevant to his nomination to our Board of Directors.

Arnold Staloff	65
Mr. Staloff joined our Board of Directors in November 2007. From December 2005 to May 2007, Mr. Staloff served as chairman of the board of SFB Market Systems, Inc., a New Jersey-based company that provides technology solutions for the management and generation of options series data. From March 2003 to December 2005, Mr. Staloff was an independent consultant. From June 1990 to March 2003, Mr. Staloff served as president and Chief Executive Officer of Bloom Staloff Corporation, an equity and options market-making firm and foreign currency options floor broker. Mr. Staloff served as a director for Lehman Brothers Derivative Products Inc. from 1994 until October 2008.  Mr. Staloff serves on the boards of directors of two Nasdaq listed companies with operations in China: AgFeed Industries, Inc., a feed manufacturing and hog farm production company, since 2007, and SmartHeat Inc., a designer, manufacturer and seller of clean technology plate heat exchangers and related systems, since 2008.  Mr. Staloff’s familiarity with public company governance issues and Chinese business practices were important attributes for his nomination to the Board of Directors and in his service as the Audit Committee Chairman.

Composition of the Board

Our Board of Directors oversees our business and affairs and monitors the performance of management. Management is responsible for the day-to-day operations of our company. As of the date of this proxy statement, our board has five directors. Our board has determined that each of Messrs. Cogan, Cunat, and Staloff are “independent directors” within the meaning of applicable Nasdaq Stock Market rules and the rules promulgated by the Securities and Exchange Commission (“SEC”).

During 2009, the board met 7 times and acted by unanimous consent 6 times. We had three standing committees in 2009.  Those committees consisted of an audit committee, compensation committee and nominating committee.  Each of our directors attended at least 75% of the meetings of the board and meetings of the committees on which they served that were held in 2009.  We strongly encourage our Board of Directors to attend our annual meeting of shareholders.

Committees of the Board

The table below provides 2009 membership and meeting information for each of the committees.

Name	Audit		Compensation		Nominating

Marshall Cogan	X		X	*	X

Brian Cunat	X		X		X	*

Jian Fu

Arnold Staloff	X	*	X		X

Yuet Ying

2009 Meetings	5		1		0
2009 Consents	0		1		1

* Committee Chair

Audit Committee

The Audit Committee is responsible for: monitoring the quality, reliability and integrity of the accounting policies and financial statements of Shiner; overseeing our compliance with legal and regulatory requirements; reviewing the independence, qualifications and performance of our internal and external auditors; overseeing the performance of Shiner's internal audit function and independent auditors; reviewing and monitoring the provisions of non-audit services performed by our independent auditors; and preparing a committee report as required by the SEC to be included in our annual proxy statement.  Our Board of Directors has made an affirmative determination that each member of the Audit Committee (a) is an “independent director” as that term is defined by Nasdaq Marketplace Rules and (b) satisfies Nasdaq Marketplace Rules relating to financial literacy and experience.

Our Board of Directors has adopted a written Audit Committee charter, a copy of which may be viewed on the “Annual Meeting” page of our website located at www.shinerinc.com/annualmeeting.html or a printed copy may be obtained by making a written request to Ms. Feng Zou, Corporate Secretary of Shiner International, Inc., at 19/F, Didu Building, Pearl River Plaza, No. 2 North Longkun Road, Haikou, Hainan Province, China 570125.

Audit Committee Financial Expert

The Board of Directors has examined the composition of the Audit Committee in light of the listing standards of the Nasdaq Stock Market and the regulations under the Securities Exchange Act of 1934 (“Exchange Act”) applicable to audit committees. Based upon this examination, the Board of Directors has determined that each of the audit committee members is an “independent” director within the meaning of such listing standards and the Exchange Act and the rules and regulations thereunder. Mr. Staloff qualifies as an “audit committee financial expert” as that term is defined in applicable regulations of the SEC.

Compensation Committee

The Compensation Committee is responsible for recommending compensation arrangements for our executive officers; evaluating the performance of our chief executive officer; and administering our compensation plans. All members of the Compensation Committee are independent under the standards for independence established by the applicable Nasdaq Marketplace Rules. Our Board of Directors has adopted a written compensation committee charter, a copy of which may be viewed on the “Annual Meeting” page of our website located at www.shinerinc.com/annualmeeting.html or a printed copy may be obtained by making a written request to Ms. Feng Zou, Corporate Secretary of Shiner International, Inc., at 19/F, Didu Building, Pearl River Plaza, No. 2 North Longkun Road, Haikou, Hainan Province, China 570125.

Nominating Committee

The Nominating Committee is responsible for, among other thing, assisting the board in identifying individuals qualified to become members of the board and executive officers, selecting, or recommending that the board select, director nominees for election as directors by the shareholders, developing and recommending to the Board a set of effective governance policies and procedures applicable to Shiner, and recommending to the board director nominees for each committee. All members of the Nominating Committee are independent under the standards for independence established by the applicable Nasdaq Marketplace Rules. The nominating committee acts under a written charter adopted by our Board of Directors (a copy of which may be viewed on the “Annual Meeting” page of our website located at www.shinerinc.com/annualmeeting.html or a printed copy may be obtained by making a written request to Ms. Feng Zou, Corporate Secretary of Shiner International, Inc., at 19/F, Didu Building, Pearl River Plaza, No. 2 North Longkun Road, Haikou, Hainan Province, China 570125).

Director Compensation

The following table provides information concerning the compensation of our non-executive directors for the year ended December 31, 2009.

					Change in
					Pension
					Value and
				Non-Equity	Nonqualified Deferred
	Fees Earned or Paid in Cash	Stock Awards	Option Awards (1)	Incentive Plan Compensation	Compensation Earnings	All Other Compensation	Total
	($)	($)	($)	($)	($)	($)	($)

Marshall Cogan(2)	$7,500	$—	$59,129	$—	$—	$—	$66,629
Brian Cunat	$15,000	$—	$21,553	$—	$—	$—	$36,553
Joseph S. Rizzello(3)	$7,500	$—	$17,444	$—	$—	$—	$24,944
Arnold Staloff	$20,000	$—	$21,533	$—	$—	$—	$41,533
Yuet Ying(4)	$—	$—	$—	$—	$—	$—	$—

 (1) The aggregate fair value of the stock option awards were calculated as of the grant date utilizing the  Black-Scholes option-pricing model and in accordance with FASB ASC Topic 718. The assumptions used in the Black-Scholes option-pricing model are disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

(2) Mr. Cogan’s service as director began in conjunction with his election at last year’s annual meeting.  Therefore, the foregoing amounts represent only a partial year of service.

(3) Mr. Rizzello did not stand for election at last year’s annual meeting.  Therefore, the foregoing amounts represent the fees he received through that date.

(4)  Mr. Ying has elected to forego any compensation for his board service for the 2009 fiscal year.

Narrative to Director Compensation Table.

Mr. Fu, as an executive officer of Shiner, did not receive any compensation for serving on our Board of Directors.  Mr. Ying elected to forego any compensation for his board service for the 2009 fiscal year. Messrs. Cogan, Cunat and Rizzello received $3,750 as a quarterly cash retainer, which was pro rated for Messrs. Cogan and Rizzello.  Mr. Staloff received $3,750 as an annual cash retainer and an additional quarterly retainer $1,250 for serving as chairman of our Audit Committee.

In addition, Messrs. Cogan, Cunat, Rizzello and Staloff received stock option grants on June 5, 2009.  Messrs. Cunat, Rizzello and Staloff each received a grant of 30,000 options at an exercise price of $1.25 per share.  For Messrs. Cunat and Staloff, 20,000 options were immediately vested and the remaining 10,000 will vest on January 7, 2012.  The expiration date for their options is June 6, 2014.  Mr. Rizzello’s options were immediately vested and have an expiration date of June 6, 2012. Mr. Cogan received a grant of 100,000 options on June 5, 2009 of which 33,000 options vested on January 7, 2010.  Of the remaining options, 33,000 options and 34,000 options will vest on January 7, 2011 and 2012, respectively.  The exercise price of these options is $1.50 share and the options expire on November 19, 2012.

Shareholder Communications

Our shareholders may communicate directly with the members of the Board of Directors or individual members by writing directly to it or them, care of Ms. Feng Zou, Corporate Secretary of Shiner International, Inc., at 19/F, Didu Building, Pearl River Plaza, No. 2 North Longkun Road, Haikou, Hainan Province, China 570125).  Shareholders are required to provide appropriate evidence of their stock ownership with any communications. Communications received in writing are distributed to our Board of Directors or to individual directors as appropriate depending on the facts and circumstances outlined in the communication received.

CORPORATE GOVERNANCE MATTERS

Code of Conduct

We have adopted a code of conduct that applies to our chief executive officer, chief financial officer and all of our other officers, employees and directors, a copy of which may be viewed on the “Corporate Governance” page of our website located at www.shinerinc.com/inves_cg.html or a printed copy may be obtained by making a written request to Ms. Feng Zou, Corporate Secretary of Shiner International, Inc., at 19/F, Didu Building, Pearl River Plaza, No. 2 North Longkun Road, Haikou, Hainan Province, China 570125.

Transactions with Related Persons

We are not a party to any transactions required to be disclosed pursuant to Item 404 of Regulation S-K, including any transaction or series of transactions between us and any officer, director or affiliates of Shiner that has an aggregate value in excess of $120,000, or 1% of the average of our total assets for the last two completed fiscal years.

Related Party Transaction Approval Policy

It is our policy that the Audit Committee review and approve in advance all related party transactions that are required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC. If advance approval is not feasible, the Audit Committee must approve or ratify the transaction at the next scheduled meeting of the committee. Transactions required to be disclosed pursuant to Item 404 include any transaction  or series of transactions between Shiner and any officer, director or certain affiliates of Shiner which has an aggregate value in excess of the lesser of $120,000, or 1% of the average of our total assets for the last two completed fiscal years. In reviewing related party transactions, the Audit Committee evaluates all material facts about the transaction, including the nature of the transaction, the benefit provided to Shiner, whether the transaction is on commercially reasonable terms that would have been available from an unrelated third-party and any other factors necessary to its determination that the transaction is fair to Shiner. To identify related party transactions, each year, we submit and require our directors and officers to complete director and officer questionnaires identifying any transaction with us or any of our subsidiaries in which the officer or director or their family members have an interest.

Board Leadership Structure

The Board of Directors currently separates the roles of Chairman of the Board and President and Chief Executive Officer.  We believe that the separation of these roles, while not always necessary, is appropriate at this time to ensure that adequate levels of supervision of the operations and business activities of Shiner are provided.  We believe that the President and Chief Executive Officer should primarily focus on managing Shiner’s operations in a manner that executes its corporate strategy.  Conversely, we believe that our Chairman of the Board should primarily focus on leading the Board’s oversight of corporate governance matters, monitoring the progress and effectiveness of the President and Chief Executive Officer and management in implementing the Shiner’s corporate strategy, and ensuring that the Board of Directors is receiving the information it requires to act effectively, including providing proper risk oversight, with sufficient frequency.

 Risk Oversight

Each of our directors has a responsibility to monitor and manage risks faced by Shiner.  At a minimum, this requires the members of the board of directors to be actively engaged in board discussions, review materials provided to them, including financial statements provided to them on monthly and quarterly basis, and know when it is appropriate to request further information from management and/or engage the assistance of outside advisors.  Because risk oversight is a responsibility for each member of the Board of Directors, the Board’s responsibility for risk oversight is not concentrated into a single committee.  Instead, oversight is delegated, to a large degree, to the various Board committees with an independent director serving in the capacity of committee chairman. These committees meet formally, as needed, to discuss risks and monitor specific areas of the Company’s performance with their findings reported at the next scheduled full meeting of the Board of Directors.  In addition, we strive to provide a Board infrastructure which encourages directors to ask specific questions or raise concerns by allotting them sufficient time to do so at each meeting and providing them with sufficient amounts of time to review materials in advance of a meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors, executive officers and persons who are the beneficial owners of more than 10% of our common stock to file reports of their ownership and changes in ownership of our equity securities with the SEC. The reporting persons are required by SEC regulation to furnish us with copies of all Section 16 reports they file. Based on a review of the copies of such forms furnished to us and other written representations that no other reports were required during the year ended December 31, 2009, we believe our directors, executive officers and greater than ten percent beneficial owners timely filed all Section 16(a) reports required during the year ended December 31, 2009.

BENEFICIAL OWNERSHIP

Unless otherwise indicated, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares, except to the extent spouses share authority under applicable law. Beneficial ownership is determined in accordance with the rules of the SEC. At the close of business on April 26, 2010, we had 24,588,155 shares of common stock outstanding.  In computing the number and percentage of shares beneficially owned by a person, shares that may be acquired by such person within 60 days of April 26, 2010 are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Security Ownership of Certain Beneficial Owners

The table below sets forth information, as of April 26, 2010, concerning each person that is known to us to be the beneficial owner of more than 5% of Shiner’s common stock.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Common Stock

First Wilshire Securities Management, Inc. (1) 1224 East Green Street, Suite 200, Pasadena, California 91106	1,910,274	7.77%

Yuet Ying 19/F, Didu Building, Pearl River Plaza, No. 2 North Longkun Road, Haikou, Hainan Province, China 570125	11,720,908	47.67%

(1) First Wilshire Securities Management, Inc. is a broker-dealer, which has sole dispositive power of over the shares it beneficially owns, but only has voting power over 468,980 of these shares.

Security Ownership of Management

The table below sets forth information, as of April 26, 2010, concerning each of our named executives; each director; and all of the directors and named executive officers as a group.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned

Yuet Ying	11,720,908		47.67%

Jian Fu	58,650	(1)	*

Qingtao Xing	0		—

Xuezhu Xu	46,000	(2)	*

Brian Cunat	30,000	(3)	*

Marshall S. Cogan	288,500	(4)	1.17%

Arnold Staloff	112,534	(5)	*

All officers and directors as a group (7 persons)	12,258,092		49.85%

*	Less than 1 percent

(1)
The shares reported include 51,000 shares held by Mr. Fu's spouse and warrants to purchase 7,650 shares of common stock exercisable until October 25, 2010 at $6 per share. Mr. Fu disclaims beneficial ownership of the shares and warrants held by his spouse.

(2)
The shares reported include 40,000 shares held by Ms. Xu's daughter and warrants to purchase 6,000 shares of common stock exercisable until October 16, 2010 at $6.00 per share.  Ms. Xu disclaims beneficial ownership of the shares and warrants held by her daughter.

(3)	The shares reported include 30,000 shares issuable upon the exercise of currently exercisable options granted to Mr. Cunat.

(4)
The shares reported include 255,500 shares held by trust for the benefit of Mr. Cogan’s grandchildren and 33,000 shares issuable upon the exercise of currently exercisable options granted to Mr. Cogan.

(5)
The shares reported include warrants to purchase 10,700 shares of common stock exercisable until October 22, 2010 at $6 per share and 30,000 shares issuable upon the exercise of currently exercisable options granted to Mr. Staloff.

EXECUTIVE OFFICERS AND COMPENSATION INFORMATION

EXECUTIVE OFFICERS

Our executive officers, in addition to Mr. Fu, are listed below:

Qingtao Xing	33
Mr. Xing has been our Chief Executive Officer since February 22, 2010.  Mr. Xing became President of Shiner in May 2008, having joined Shiner in January 2008, serving as Shiner's Vice President for strategic initiatives.  Prior to joining Shiner, Mr. Xing worked as a project development associate for LaSalle Investment Management from July 2007 to January 2008, as managing partner of New Frontiers Investment Management from May 2007 to January 2008 and as a summer intern for Citigroup Property Investors in Hong Kong during 2006.  Mr. Xing received his master of professional studies degree from Cornell University in 2007 and holds a bachelor's degree from Tongji University. Prior to attending Cornell, Mr. Xing was associated with two real estate companies in China, which developed residential and commercial properties. Mr. Xing is the son-in-law of our Chairman, Mr. Ying.

Xuezhu Xu	48
Ms. Xu is our Corporate Controller.  Ms. Xu served as our Chief Financial Officer from July 2007 until February 2010. Prior to that, Ms. Xu served as chief financial officer of Sino Palace Holdings Limited, Shiner’s predecessor, from January 2004 to July 2007. She worked at Hisense Company Limited as chief financial officer from 1996 to December 2003. From 1990 to 1996 Ms. Xu worked as an accounting manager at Hainan Hisense Group. She worked as the accounting manager in Hainan WenChang Foreign Trade Co. from 1981 to 1990. Ms. Xu graduated from Hainan Supply and Marketing School in 1981 with a bachelor’s degree in accounting. She received an Advanced certificate of MBA studies from Renmin University in 2004.

Jeffrey T. Roney	48
Mr. Roney joined Shiner on February 11, 2010 as its Chief Financial Officer.  Prior to joining Shiner, Mr. Roney owned and operated Roney Consulting Company from 2008 to 2009, and Roney Capital Partners, a privately held investment management and financial consulting company located in Virginia, from 1988 to 2008.  Mr. Roney served as Vice President of Business Development and Investor Relations for Shengkai Innovations, Inc. during 2009. He began his career with Honeywell Federal Systems Division from 1984 until 1986. Mr. Roney received a B.S./B.A. in Accounting from American University in 1984 and an M.B.A. from Babson College in 1988.

Summary Compensation Table

The following table shows the compensation of each of our named executives in 2009. Our named executives are: Qingtao Xing, our President and Chief Executive Officer; Jian Fu, our Executive Vice President of Manufacturing; and Ms. Xuezhu Xu, our Corporate Controller.

							Change in Pension Value and Nonqualified
						Non-Equity	Deferred	All Other
Name and			Stock Awards	Option		Incentive Plan	Compensation	Compensation
Principal Position	Year	Salary ($)*	($)	Awards ($)	Bonus ($)*	Compensation ($)	Earnings ($)	($)	Total ($)*
Qingtao Xing,
President and	2009	4,981	—	—	31,822	—	—	—	36,803
Chief Executive Officer	2008	7,371	—	—	28,092	—	—	—	35,463

Jian Fu,
Executive Vice President of	2009	5,152	—	—	11,767	—	—	—	16,919
Manufacturing	2008	6,828	—	—	8,077	—	—	—	14,908

Xuezhu Xu,
Corporate	2009	4,752	—	—	11,502	—	—	—	15,774
Controller	2008	6,475	—	—	8,077	—	—	—	14,113

*Each of the named executive officer were paid their salaries and bonuses in Chinese Yuan Renminbi (“RMB”) and the amounts in the foregoing table represent the U.S. dollar equivalent based on a conversion rate of RMB1=$0.1466 at December 31, 2009 and at December 31, 2008.

Narrative Disclosure to Summary Compensation Table.

Compensation paid to our named executives in 2009 consisted solely of cash salary and bonus.  However, in the future, our named executive officers may be eligible to receive other forms of compensation.

Historically, we have not provided our named executives with perquisites or other personal benefits.  Additionally, we do not provide any company-sponsored retirement benefits or deferred compensation programs to any employee, including the named executive officers (other than a mandatory state pension scheme in which all of our employees in the People's Republic of China participate), because it is not customary to provide such benefits and programs in the People's Republic of China.

We maintain employment agreements with each of our named executive officers.  The terms of these employment agreements generally provide that the employment relationship must comply with the laws and regulations of the People's Republic of China.  These agreements do not specifically provide any payments in the event of a change in control of Shiner or the executive’s termination, other than payments that may be required pursuant to Chinese labor laws.

Mr. Fu and Ms. Xu are subject to a two-year non-compete under their employment agreements.  The non-compete prohibits them from working for any other organization which provides the same kind of products or services as Shiner and from competing with Shiner for its employees and customers.

On February 11, 2010, Shiner entered into an employment agreement with Jeffrey T. Roney, Shiner’s new Chief Financial Officer.  The terms of Mr. Roney’s employment agreement are governed by the laws of the Commonwealth of Virginia.   The initial term of the agreement is for a period of one year and it will automatically renew for an additional year for up to four additional year terms.  Under the agreement, Mr. Roney will receive $9,000 per month in salary and is eligible for a bonus of up to $3,000 per month upon meeting objectives established annually in consultation with Shiner’s Chief Executive Officer. Mr. Roney may receive reimbursements for up to $50,000 in accountable, necessary and customary business expenses.  This cap may be revised subject to the approval of the Chief Executive Officer.

Mr. Roney’s agreement does not provide for any payments upon a change in control of Shiner or his termination.  Mr. Roney may be terminated by the Board of Directors or the Chief Executive Officer if his work does not meet their expectations, or for cause.  Cause is defined as conduct by Mr. Roney, which amounts to (i) fraud, dishonest or breach of fiduciary duty against Shiner; (ii) willful misconduct, insubordination, repeated refusal to follow the reasonable directions of the Board of Directors; or (iii) intoxication with alcohol or drugs while on Shiner’s premises during regular business hours.

PROPOSAL NUMBER ONE
ELECTION OF DIRECTORS

Our charter documents require our entire Board of Directors to be elected annually. Our bylaws provide that our Board of Directors may consist of one to up to nine directors as determined by the Board.  Our Board has currently set the number of directors at five and has designated the individuals listed below as candidates for election. None of the nominees has a family relationship with the other nominees, any existing director or any executive officer of the Company, except that Mr. Ying is the father-in-law of Mr. Xing.  Each of the nominees is currently serving as a director.

The Board and Nominating Committee do not maintain formal qualifications for Board members. Being a shareholder of the Company is not a qualification to become a director.  Therefore, qualifications for our director nominees are determined in light of the current Board’s needs related to independence, knowledge, experience, or any other relevant factor.  We do not maintain a formal diversity policy.  Diversity is one of many factors we consider in the nomination of our directors.  We consider other personal attributes such as professional experience, education, financial acumen, independence, industry knowledge, and time availability as well.

Unless otherwise specified in the proxy card, the proxies solicited by the Board of Directors will be voted “FOR” the election of the following nominees:

Yuet Ying
Jian Fu
Brian Cunat
Arnold Staloff
Marshall Cogan

You may find additional information about each of Messrs. Ying, Fu, Cogan, Cunat and Staloff under the heading “Information About Our Board of Directors” above, beginning on page 4 of this document.  In case any of the candidates becomes unavailable to stand for election to the Board, an event that is not anticipated, the proxy holders will have full discretion and authority to vote or refrain from voting for any substitute nominee in accordance with their judgment.

The terms of directors elected at the annual meeting expire at the 2011 annual meeting or as soon thereafter as their successors are duly elected and qualified. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve as a director if elected.

Directors are elected by a plurality vote of shares present at the meeting, meaning that the nominee with the most affirmative votes for a particular seat is elected for that seat. If you do not vote for a particular nominee, or if you withhold authority to vote for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee.

The Board of Directors unanimously recommends that you vote
“FOR” the election of each nominee listed above.

Procedure for Shareholder Nominations of Directors

Nominations for the election of directors may only be made by the Board of Directors in consultation with its nominating committee. A shareholder of record may recommend to the committee a candidate for consideration as a nominee. The committee will consider a shareholder nominee only if a shareholder provides written notice to: Shiner International, Inc., 19/F, Didu Building, Pearl River Plaza, No. 2 North Longkun Road, Haikou, Hainan Province, China 570125), Attention: Corporate Secretary for the Nominating Committee, with a copy to our counsel, William W. Uchimoto, Esq., Stevens & Lee, P.C., 1818 Market Street, 29th Floor, Philadelphia, PA 19103-1702, not later than 120 days prior to the anniversary of the mailing of the proxy statement for the prior year's annual meeting of shareholders.  Each such notice must include the name, address and telephone number of the potential nominee; a detailed biography of the potential nominee; and evidence of stock ownership by the presenting shareholder, including the number of shares owned. Nominees properly proposed by eligible shareholders will be evaluated by the nominating committee in the same manner as nominees identified by the committee. To date, no shareholder or group of shareholders has put forth any director nominees.

PROPOSAL NUMBER TWO
RATIFICATION OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 The audit committee of our Board of Directors has selected Goldman Parks Kurland Mohidin LLP to serve as our independent registered public accounting firm to audit the books and accounts of our company and its subsidiaries for the fiscal year ending December 31, 2010.

Shareholder ratification of the selection of Goldman Parks Kurland Mohidin LLP as the Company’s independent registered public accounting firm is not required by the Company’s bylaws or otherwise. However, the Board of Directors is submitting the selection of Goldman Parks Kurland Mohidin LLP to shareholders for ratification as a matter of good corporate governance.  If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Representatives of Goldman Parks Kurland Mohidin LLP will not be present at the Annual Meeting to answer questions. The shares represented by your proxy will be voted for the ratification of the selection of Goldman Parks Kurland Mohidin LLP unless you specify otherwise. Goldman Parks Kurland Mohidin LLP has served as our independent registered public accounting firm since 2006 and has been with us since we transitioned to a public company.

The Board of Directors unanimously recommends that you vote
“FOR” Proposal Two ratifying the appointment of  Goldman Parks Kurland Mohidin LLP as our independent public accounting firm.

PRINCIPAL ACCOUNTING FIRM FEES AND SERVICES

The following table sets forth fees billed to us by Goldman Parks Kurland Mohidin LLP for professional services rendered for 2009 and 2008:

	2009	2008
Audit Fees	$98,000	$125,000
Audit-Related Fees	$0	$5,000
Tax Fees	$7,600	$0
All Other Fees	$0	$0

Total	$105,600	$130,000

Audit Fees. This category includes the aggregate fees billed for professional services rendered for the audits of our consolidated financial statements for fiscal years 2009 and 2008, respectively, for the reviews of the financial statements included in our quarterly reports on Form 10-Q and for services that are normally provided by Goldman Parks Kurland Mohidin LLP in connection with statutory and regulatory filings or engagements for the relevant fiscal year.

Audit-Related Fees. This category includes the aggregate fees billed during the period for fiscal years 2009 and 2008, respectively, for assurance and related services by Goldman Parks Kurland Mohidin LLP that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported above under “Audit Fees.” These amounts generally consist of fees for due diligence accounting consultation with respect to our agreed-upon procedure reports.

Tax Fees. This category includes tax preparation, tax compliance and tax advice.

All Other Fees.  This category includes all accounting services which are not included in the foregoing categories.  Goldman Parks Kurland Mohidin LLP did not provide any such services for Shiner in 2009 or 2008.

The Audit Committee has considered the compatibility of the non-audit services performed by and fees paid to Goldman Parks Kurland Mohidin LLP in fiscal year 2009 and has determined that such services and fees were compatible with the independence of the accountants. During fiscal year 2009, Goldman Parks Kurland Mohidin LLP did not utilize any personnel in connection with the audit other than its full-time, permanent employees.

Policy for Approval of Audit and Non-audit Services. The Audit Committee has adopted an approval policy regarding the approval of audit and non-audit services provided by the independent accountants, which approval policy describes the procedures and the conditions pursuant to which the Audit Committee may grant general pre-approval for services proposed to be performed by our independent accountants. All services provided by our independent accountants, both audit and non-audit, must be pre-approved by the Audit Committee. Our Audit Committee has delegated to the chairman of the audit committee the authority to grant pre-approvals of non-audit services provided by Goldman Parks Kurland Mohidin LLP. The decisions of the Chairman of the Audit Committee to pre-approve such a service are required to be reported to the audit committee at its next regularly scheduled meeting.

 In determining whether to approve a particular audit or permitted non-audit service, the Audit Committee (or the Chairman thereof) will consider, among other things, whether such service is consistent with maintaining the independence of the independent accountant. The Audit Committee (or the Chairman thereof) will also consider whether the independent accountant is best positioned to provide the most effective and efficient service to our Company and whether the service might be expected to enhance our ability to manage or control risk or improve audit quality.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed with management of Shiner and Goldman Parks Kurland Mohidin LLP, Shiner's independent registered public accounting firm, the audited financial statements of Shiner as of and for the year ended December 31, 2009, including the year ended December 31, 2008 (the “Audited Financial Statements”). In addition, we have discussed with Goldman Parks Kurland Mohidin LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board.

The audit committee also has received the written disclosures and the letter from Goldman Parks Kurland Mohidin LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with that firm its independence from Shiner and its subsidiaries. The Audit Committee also discussed with Shiner's management and Goldman Parks Kurland Mohidin LLP such other matters and received such assurances from them as we deemed appropriate.

Management is responsible for the internal controls and the financial reporting process of Shiner and its subsidiaries. Goldman Parks Kurland Mohidin LLP is responsible for performing an independent audit of Shiner’s financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Based on the foregoing review and discussions with management and a review of the report of Goldman Parks Kurland Mohidin LLP with respect to the Audited Financial Statements, and relying thereon, the Audit Committee has recommended to the board the inclusion of the Audited Financial Statements in Shiner's Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

By the Audit Committee of the Board of Directors,

Arnold Staloff, Chairman
Marshall Cogan
Brian G. Cunat

The foregoing Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of Shiner under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Shiner specifically incorporates the Audit Committee Report by reference therein.

GENERAL INFORMATION

Shareholder Proposals

In order for a proposal by a shareholder to be included in the proxy statement and proxy for the 2011 annual meeting, we must receive such proposal at our principal executive office, to the attention of Feng Zou, Corporate Secretary of Shiner International, Inc., at 19/F, Didu Building, Pearl River Plaza, No. 2 North Longkun Road, Haikou, Hainan Province, China 570125 no later than December 31, 2010 (which is not more than 120 days prior to the anniversary of the mailing date of this proxy statement), assuming that the date of the annual meeting to be held in 2011 is not changed by more than 30 days from the date of this annual meeting. In such event, we will provide notice of the date by which such proposals must be received in order to be included. Our determination of whether we will oppose inclusion of any proposal in its proxy statement and proxy will be made on a case-by-case basis in accordance with our judgment and the rules and regulations promulgated by the SEC.

With respect to shareholder recommendations of a candidate for election to the Board of Directors, in order to provide sufficient time to enable the Nominating Committee to evaluate the candidate in connection with selecting candidates for nomination in connection with our 2011 annual meeting of shareholders, the corporate secretary must receive the shareholder’s recommendation not later than March 1, 2011 nor earlier than January 30, 2011 (which is not less than 60 nor more than 90 days prior to the anniversary of the mailing of this proxy statement).

Any shareholder who intends to present a proposal at the 2011 annual meeting without requesting that we include such proposal in our proxy statement should be aware that he or she must notify us at our principal executive office, attention corporate secretary, not later than March 16, 2011 (which is 45 days prior to the anniversary of the mailing date of this proxy statement) of the intention to present the proposal. Otherwise, we may exercise discretionary voting with respect to such shareholder proposal pursuant to authority conferred by proxies to be solicited by our board and delivered in connection with the meeting.

As of the date of this proxy statement, the Board of Directors is not aware of any matters to come before the annual meeting other than those set forth on the notice accompanying this proxy statement. If any other matters come before the annual meeting, the proxy card, if executed and returned, gives discretionary voting authority to each of the persons named as proxy holders, Qingtao Xing, our Chief Executive Officer and President, Jeffrey T. Roney, our Chief Financial Officer, and Feng Zou, our Corporate Secretary, with respect to such matters.

Additional Information

Under the Nevada General Corporation Law, you will not have any appraisal rights in connection with the actions to be taken at the annual meeting.

Beginning on May 25, 2010 a list of holders of record of our common stock as of the record date will be available at our principal executive office during ordinary business hours for examination by any shareholder holding any of our common stock on the record date for any purpose germane to the annual meeting.

We will pay the cost of preparing, assembling and mailing the notice of annual meeting, this proxy statement, the enclosed proxy card and our annual report on Form 10-K for the year ended December 31, 2009.  We will also pay the costs of the solicitation of proxies for the annual meeting. Our directors, officers and other regular employees may solicit proxies. None of them will receive any additional compensation for such solicitation. People soliciting proxies may contact you in person, by telephone, via e-mail or by facsimile. We will pay brokers or other persons holding stock in their names or the names of their nominees for their reasonable and customary expenses of forwarding soliciting material to their principals.

We will, upon the written request of any person who is a beneficial owner of our common stock on the record date, furnish without charge a copy of our annual report on Form 10-K for the year ended December 31, 2009, together with the accompanying financial statements. We will also furnish a copy of the exhibits to the annual report, if requested. Such requests should contain a representation that the person requesting this material was a beneficial owner of our common stock on the record date and be sent to the Corporate Secretary of the Company at the address indicated on the first page of this proxy statement.

By Order of the Board of Directors

Feng Zou
Corporate Secretary

Haikou, Hainan Province, China
April 30, 2010

Directions

Harvard Club of New York City
35 West 44th Street
New York City, NY 10036

Detailed driving directions may be found at www.hcny.com under the heading “Contact Us.”

The Harvard Club of New York City is located at 35 West 44th Street between 5th Avenue and the Avenue of the Americas (6th Avenue), in Manhattan, New York City, New York.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS OF SHINER INTERNATIONAL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SHINER INTERNATIONAL, INC.
FOR THE ANNUAL MEETING OF SHAREHOLDERS ON JUNE 24, 2010 AT 10:30 AM

35 West 44th Street, New York City, New York 10036

The undersigned shareholder of Shiner International, Inc. (the “Company”) hereby constitutes and appoints Qingtao Xing, Chief Executive Officer and President of the Company, Jeffrey T. Roney, Chief Financial Officer of the Company, and Feng Zou, Corporate Secretary of the Company, and each of them individually, the proxies of the undersigned, with power to act without the other and with full power of substitution, to attend and represent the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Harvard Club of New York City, located at 35 West 44th Street, New York City, New York, 10036, on Thursday, June 24, 2010, at 10:30 a.m. Eastern Time, and at any adjournment or postponement thereof, and to vote all of such shares that the undersigned is entitled to vote at such Annual Meeting or at any adjournment or postponement thereof, as stated on the reverse side.

1.   Proposal One - Election of Directors.
The Board of Directors unanimously recommends a vote FOR all director nominees.
☐ Mark here to vote FOR all nominees	☐ Mark here to WITHHOLD vote from all nominees	☐ For All EXCEPT To withhold authority to vote for any individual nominee(s), mark this box with an X and the numbered box to the left from the numbered list of nominees
☐ (01) Yuet Ying	☐ (02) Jian Fu
☐ (03) Marshall Cogan	☐ (04) Brian G. Cunat
☐ (05) Arnold Staloff

2.   Proposal Two – To ratify the appointment of Goldman Parks Kurland Mohidin LLP.
The Board of Directors unanimously recommends a vote FOR Proposal Two.

To approve the appointment of the Company’s independent registered accounting firm	☐ FOR	☐ AGAINST	☐ ABSTAIN

The signing shareholder hereby acknowledges receipt of the notice of annual meeting and proxy statement and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time prior to the annual meeting. If you received more than one proxy card, please date, sign and return all cards in the accompanying envelope.

If this proxy is properly signed and is not revoked, the proxies will vote as specified herein or, if a choice is not specified, they will vote “FOR” the nominees listed in Item 1, “FOR” the proposal set forth in Item 2, and in their discretion on the such other as may properly come before the annual meeting or any adjournment or postponement thereof.

Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

________________________________________________________ ______________
Signature
Date

________________________________________________________ ______________
Signature
Date

NOTE: Please sign exactly as name appears on this proxy. If joint owners, EACH should sign this proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your FULL title as such and the name of such trust, corporation or other organization.

YOUR PROXY CONTROL NUMBER	VOTE BY INTERNET: Log-on to www.votestock.com Enter your control number printed to the left Vote your proxy by checking the appropriate boxes Click on “Accept Vote”

VOTE BY MAIL: If you do not wish to vote over the Internet or by telephone, please complete, sign, date and return the accompanying proxy card in the pre-paid envelope provided.

You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m., prevailing time, on June 23, 2010.

Your Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.